UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2012

BIOSHAFT WATER TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52393	98-0494003
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Orchard Road, # 220 Lake Forest, CA	98360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 748-8050

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 24, 2012, we entered into an employment agreement, dated February 1, 2012, with Walter J. Zurawick Jr. whereby Mr. Zurawick has agreed to perform executive duties and responsibilities as president and chief executive officer of our company for a period of 24 months.  The employment agreement has become effective upon the resignation of Mr. Zurawick’s predecessor, as described herein.  As compensation, we have agreed to pay Mr. Zurwick a base salary at an annual rate of US$210,000, prorated on a monthly basis.

Effective February 24, 2012, Hassan Hans Badreddine resigned as president, chief executive officer and as director our company.  Mr. Badreddine’s resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. Badreddine’s resignation, we appointed Walter J. Zurawick Jr. as president, chief executive officer and director of our company to fill the ensuing vacancy, effective February 24, 2012.

Walter J. Zurawick Jr.

Walter J. Zurawick Jr. is an executive with over 25 years expertise in water desalination, water and wastewater treatment, zero liquid discharge, recycle/reuse applications, energy integration/high strength wastewater treatment, engineering economics, financial evaluation with extensive technical expertise and strong global business development management capability, with the last 15 years in sales, upper management, marketing and business development.

Walter has worked at a corporate level with Waterlink, Zenon/GE, and Ecovation, Inc. and is experienced in identifying and capturing new business opportunities.  Expertise includes entrepreneurial and strategic planning, in all facets of project life cycle, from initial viability analysis and conceptual design to documentation and implementation.

Mr. Zurawick has a BS degree in Biology & Chemistry from Kent State University and currently resides in Venice, Florida.

We appointed Walter J. Zurawick, Jr. as an officer and director of our company because of his extensive management and leadership experience in our core industry.

Other than as described above, there have been no other transactions between our company and Mr. Zurawick since the beginning of our last fiscal year or any currently proposed transactions, in which we are, or plan to be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

There are no family relationships between any of the directors and officers described in the preceding disclosure.

Item 9.01  Financial Statements and Exhibits

10.1	Employment Agreement with Walter J. Zurawick Jr. dated February 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSHAFT WATER TECHNOLOGY, INC.

/s/ Walter J. Zurawick Jr.
Walter J. Zurawick Jr.
President and Director

Date: February 29, 2012